UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 18, 2006
Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia (Address of principal executive offices)	30022 (Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4 (c))

Item 2.05                        Costs Associated with Exit or Disposal Activities.

As a result of evaluations of how to operate our production facilities in France more effectively, a report was filed with the Securities and Exchange Commission (SEC) on Form 8-K on September 19, 2006.  Announced were planned capital investments and the initiation of meetings with labor representatives to address restructuring of Papeteries de Mauduit S.A.S. (PdM), the largest of Schweitzer-Mauduit’s three French paper operations.  On October 18, 2006, the first meeting among PdM management, unions and the Work’s Council occurred.  At this meeting, further information was provided regarding the costs, timing and benefits of the strategy to become the most cost competitive and highest quality cigarette and long fiber paper manufacturer in Western Europe.  The elements of this strategy at PdM include i) improvement of cigarette paper manufacturing by investing in state-of-the-art, more automated capabilities while removing older, higher cost production equipment; ii) reduction in general mill operating costs; iii) development of an improved commercial policy intended to grow market share; iv) renewed efforts to further develop the long fiber paper business using PdM’s existing papermaking capacity; and v) the restructuring of work practices to enhance the productivity and organizational effectiveness of PdM’s human resources.

The previously announced approximately $23 million capital investment at the PdM facility has the objective, along with other operational improvements, to lower cost while also improving product quality.  The capital investments address three areas including a rebuild of one of PdM’s two large cigarette paper machines and installation of both additional robotized, high speed converting units and other related manufacturing support assets all intended to replace older, less efficient equipment.  The paper machine rebuild and the additional robotization of converting are expected to substantially increase this production line’s papermaking capacity while improving converting productivity to an even greater extent.   These investments are expected to be complete during the fourth quarter of 2007.

Presently, the PdM facility includes 11 paper machines, including six small cigarette paper machines of which three are currently shut down.  As part of the proposed PdM restructuring plan, during the first quarter of 2007 we expect to shut down one additional small cigarette paper machine.  Following completion of the planned investments, another small cigarette paper machine is expected to be shut down along with corresponding reductions in the number of operating converting lines.  By the end of the fourth quarter of 2007, ongoing cigarette paper operations are expected to include the two large and one small cigarette paper machines as well as continued operation of the current long fiber paper machines.  The projected machine operations are based upon retaining current sales volumes at competitive pricing levels.

The negotiations with PdM’s unions and Work’s Council are proceeding under a mutually agreed upon schedule and protocol (accord de méthode).  The negotiations are expected to conclude by mid-December 2006.  The initial proposal from Schweitzer-Mauduit calls for the reduction of 209 employees, or approximately one-fourth of the PdM workforce.  The reductions are proposed to occur in two essentially equal phases during the first and fourth quarters of 2007.  The first phase is associated with reduced machine operating schedules and other organizational changes and the second phase reflects the machine investments.  The employment reductions are expected to impact all areas of the PdM organization.

Efforts will be made to achieve as many of the employment reductions as possible through early retirement and other voluntary means in order to limit involuntary terminations.  Recommendations for severance payments associated with the proposed restructuring activities have been presented to the Work’s Council by Schweitzer-Mauduit.  The structure of these payments is complex and entails more than 10 elements of compensation to both individuals and to governmental units to mitigate local social impacts.

As a result of these PdM restructuring plans, restructuring expenses are currently estimated to total approximately $22 million, including cash expenditures of roughly $19 million for the offered severance payments and approximately $3 million for non-cash accelerated depreciation of fixed assets.  The amount of severance expenses could change dependent upon the results of negotiations and the mix of employees that leave through early retirement or other voluntary means versus involuntary separation.

The recognition of the projected restructuring expenses totaling $22 million for anticipated severance and other cash costs as well as accelerated depreciation of fixed assets commenced during the third quarter of 2006 and will continue through the duration of the proposed restructuring.  These costs will be recognized in our financial statements in accordance with the applicable accounting standards and will be disclosed in Schweitzer-Mauduit’s third quarter and subsequent quarterly earnings press releases and reports to the SEC on Form 10-Q.

Financing of the approximately $42 million total cash capital investment and currently offered severance expenses associated with the PdM planned restructuring can be fully funded through internally generated funds and Schweitzer-Mauduit’s recently secured 5-year revolving bank credit facility.  Updated projections for Schweitzer-Mauduit’s 2007 capital spending and anticipated utilization of its credit facility will be provided in the Company’s third quarter earnings press release on October 26, 2006 and subsequent quarterly report to the SEC.  No change is expected in our 2006 capital spending.

An overall expected operating profit benefit from any restructuring of PdM cannot be determined until the negotiation process has been completed.  However, the expected ongoing financial benefits of reduced employment levels, increased productivity as a result of planned capital investments and other anticipated cost savings will be substantial and are expected to lower PdM’s per unit manufacturing cost while significantly improving operating profit by 2008.

In accordance with applicable disclosure obligations, we will amend our disclosure as we become able to provide updated estimates of the major costs to be incurred in connection with this anticipated restructuring activity.  Separately, management continues to evaluate measures to optimize the efficiency and cost competitiveness of our world wide production facilities as tobacco-related papers consumption continues to undergo volume and geographic changes.

Certain of the statements regarding anticipated capital expenditures, employee reductions, restructuring expenses, resulting benefits and the timing of those actions, as well as future cost savings, per unit costs and operating profit constitute “forward-looking statements.” For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that these forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause the estimated capital spending, employee reductions, cost and operating profit impacts and restructuring expenses to differ:  changes in economic or industry conditions; the outcome of the negotiation process with the unions and Work’s Council; government action with respect to approval or modification of the Company’s restructuring plans; timing and level of capital expenditures; issues arising from rationalization of operations; and other risks identified in our SEC reports and public announcements. We caution you not to put undue reliance on any forward-looking statement, and we undertake no obligation to update any forward-looking statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ PETER J. THOMPSON
Peter J. Thompson
Chief Financial Officer and Treasurer

Dated:  October 19, 2006